PROSPECTUS SUPPLEMENT (To Prospectus dated October 25, 2011)	Filed Pursuant to Rule 424(b)(5) Registration Statement No.: 333-177506

CELL THERAPEUTICS, INC.

15,000 Shares of Series 18 Preferred Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 15,000 shares of Series 18 Convertible Preferred Stock, or the Series 18 Preferred Stock, (and the approximately 15,000,000 shares of common stock issuable from time to time upon conversion of the Series 18 Preferred Stock) to Quogue Capital LLC and an affiliate of Perceptive Advisors LLC. The purchase price for each share of Series 18 Preferred Stock is $1,000.

For a more detailed description of the Series 18 Preferred Stock, see the section entitled “Description of Series 18 Preferred Stock” beginning on page S-15 of this prospectus supplement. For a more detailed description of our common stock issuable upon conversion of the Series 18 Preferred Stock, see the section entitled “Description of Capital Stock” beginning on page S-18 of this prospectus supplement.

The Series 18 Preferred Stock will not be listed on any national securities exchange. Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario, or the MTA, stock market in Italy under the symbol “CTIC.” On September 12, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.09.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Shares of Series 18 Preferred Stock	Per share of Series 18 Preferred Stock (1)	Total
Offering price of the Series 18 Preferred Stock	15,000	$1,000	$15,000,000
Total proceeds to us before other expenses		$1,000	$15,000,000

(1)	Table excludes shares of common stock issuable upon conversion of the Series 18 Preferred Stock offered hereby.

We anticipate that delivery of the Series 18 Preferred Stock will be made on or about September 18, 2013, subject to the satisfaction of certain conditions.

This prospectus supplement is dated September 12, 2013.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not making an offer of the Series 18 Preferred Stock (or the shares of common stock issuable from time to time upon conversion of the Series 18 Preferred Stock) covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the Series 18 Preferred Stock (or the shares of common stock issuable from time to time upon conversion of the Series 18 Preferred Stock). You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Series 18 Preferred Stock (and the shares of common stock issuable from time to time upon conversion of the Series 18 Preferred Stock) and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference.”

Market data and industry statistics contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

In this prospectus supplement, the terms “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc., a Washington corporation, and its subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.celltherapeutics.com. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 28, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013 filed with the SEC on May 2, 2013 and July 31, 2013, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 22, 2013, March 27, 2013, March 28, 2013 (Items 1.01, 2.03 and 3.02 and Exhibits 4.1 and 10.1 only), April 9, 2013, June 24, 2013, June 26, 2013 (Items 5.02, 5.03 and 5.07 and Exhibits 3.1 and 10.1 only) and July 1, 2013 (Item 5.02 only);

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended; and

•	the description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC on September 6, 2012, Amendment No. 1 to Form 8-A filed with the SEC on December 7, 2012, and any other amendment or report filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Cell Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning under the U.S. federal securities laws. All statements other than statements of historical fact are “forward-looking statements,” including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any projections of cash resources, revenues, operating expenses or other financial terms;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements on plans regarding proposed or potential preclinical development, clinical trials or new drug filing strategies or timelines;

•	any statements regarding the launch of PIXUVRI® (pixantrone), or PIXUVRI, in any jurisdiction;

•	any statements regarding the ability of PIXUVRI to prove safe and effective for the treatment of relapsed or refractory aggressive B-cell non-Hodgkin lymphoma, or NHL, and/or other tumors as determined by the U.S. Food and Drug Administration, or the FDA, and/or the European Commission and the European Medicines Agency, or the EMA;

•	any statements regarding the ability of tosedostat to prove safe and effective for the treatment of patients with relapsed/refractory acute myeloid leukemia or myelodysplastic syndromes as determined by the FDA and/or the EMA;

•	any statements regarding the ability of pacritinib to prove safe and effective for the treatment of patients with myelofibrosis as determined by the FDA and/or the EMA, satisfy a medical need not currently addressed with existing non-selective JAK1/JAK2 inhibitors, or be differentiated due to its high target selectivity;

•	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement, including any agreement with Novartis International Pharmaceutical Ltd., or its affiliates, or Chroma Therapeutics Ltd., or its affiliates, including whether or not such partner will elect to participate, terminate or otherwise make elections under any such agreement or whether any regulatory authorizations required to enable such agreement will be obtained;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market, or NASDAQ;

•	any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors described in the section of this prospectus supplement entitled “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. All forward-looking statements and reasons why results may differ included in this prospectus supplement are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ, except to the extent required by law.

SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in our securities. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and the documents incorporated by reference.

Our Company

We are a biopharmaceutical company focused on the acquisition, development, and commercialization of less toxic and more effective ways to treat cancer. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with one or more potential strategic partners. We are currently concentrating our efforts on treatments that target blood-related cancers where there is an unmet medical need. We are primarily focused on commercializing PIXUVRI® (pixantrone) in the European Union for the treatment of patients with multiply relapsed or refractory aggressive NHL and conducting the first of two planned Phase 3 clinical trials of pacritinib for the treatment of patients with myelofibrosis.

Corporate Information

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.celltherapeutics.com; however, the information in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

PIXUVRI

In May 2012, the European Commission granted conditional marketing authorization in the European Union for PIXUVRI as a monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive NHL. PIXUVRI is the first medicinal product approved in the European Union for patients with aggressive B-cell NHL who have failed two or three prior lines of therapy. PIXUVRI is available in Austria, Denmark, Finland, Germany, Netherlands, Norway, Sweden and the United Kingdom (U.K.) and was granted market access in Italy by the Italian Medicines Agency, or AIFA, in July 2013. In August 2013, the Commission de Transparence, or the Transparency Commission, of the French National Health Authority (Haute Autorite de Sante or HAS) granted market access for the medicinal product PIXUVRI as a monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell NHL (patients with aggressive B-cell NHL who failed two or three prior lines of therapy). The next and final step in France’s pharmaceutical reimbursement process is inclusion on the list of medicines approved for hospital use and subsequent publication in the Journal Officiel in France. We anticipate making PIXUVRI available to healthcare providers in France once reimbursement and pricing discussions have been completed, which we anticipate will be in the second half of 2013. We are actively pursuing pricing and reimbursement discussions for PIXUVRI with authorities in the United Kingdom and Germany. We are pursuing potential partners for commercializing PIXUVRI in other markets outside of the United States and our current nine major European Union target markets (Austria, Denmark, Finland, Germany, Italy, Netherlands, Norway, Sweden and the United Kingdom). PIXUVRI is not approved in the United States.

Pacritinib

We plan to initiate a second Phase 3 trial, known as PERSIST-2, in the second half of 2013 for our lead development candidate, pacritinib. Pacritinib is an oral JAK2/FLT3 inhibitor that demonstrated meaningful clinical benefit and good tolerability in myelofibrosis patients in Phase 2 clinical trials. We believe pacritinib may offer an advantage over other JAK inhibitors through effective relief of symptoms with less treatment-emergent thrombocytopenia and anemia. PERSIST-2 will target patients with disease related thrombocytopenia, a patient population not previously studied in a controlled trial by the currently marketed JAK2 inhibitor. In January 2013, we initiated PERSIST-1, our first Phase 3 clinical trial of pacritinib for patients with myelofibrosis. PERSIST-1 is a multicenter, randomized, controlled Phase 3 trial comparing the efficacy and safety of pacritinib with that of best available therapy, excluding JAK inhibitors, in patients with myelofibrosis. We are seeking to enroll a total of 270 patients in PERSIST-1. We are pursuing potential partners for the development and commercialization of pacritinib, seeking to do so within 2013.

THE OFFERING

The following is a brief summary of some of the terms of this offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Securities we are offering	15,000 shares of Series 18 Preferred Stock and the approximately 15,000,000 shares of common stock issuable from time to time upon conversion of the Series 18 Preferred Stock. The purchase price for each share of Series 18 Preferred Stock is $1,000.

Description of the Series 18 Preferred Stock

Rank	The Series 18 Preferred Stock will, with respect to rights upon our liquidation, dissolution or winding up, rank senior to our common stock. So long as at least 20% of the aggregate originally issued shares of Series 18 Preferred Stock are outstanding, among other things, we may not, absent the written consent of the holders of a majority of the outstanding shares of Series 18 Preferred Stock, repay, repurchase or offer to repay or repurchase or otherwise acquire any material amount of common stock or other securities junior to the Series 18 Preferred Stock except for repurchases of up to 5,750,000 shares of common stock in any 12 month period from employees, officers, directors, consultants or others who perform services for us and who are subject to an agreement with us providing a right of repurchase of such shares at cost or on the occurrence of certain events, such as termination of employment. The Series 18 Preferred Stock ranks pari passu with our common stock with respect to dividends.

Dividends	Holders of the Series 18 Preferred Stock are entitled to receive dividends equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock or other junior securities, as and if such dividends are paid. We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Optional conversion	Each share of Series 18 Preferred Stock can be converted at the holder’s option at any time after issuance into the number of shares of common stock determined by dividing (i) the stated value of the Series 18 Preferred Stock of $1,000 per share to be converted, by (ii) the conversion price, which is initially $1.00. The initial conversion price is subject to adjustment in certain events (including certain fundamental changes), which are explained in more detail under the section entitled “Description of the Securities We are Offering.” No holder may request a conversion of its Series 18 Preferred Stock to the extent such conversion would result in the holder and its affiliates beneficially owning more than 9.99% of our common stock (the “Beneficial Ownership Limitation”).

Automatic conversion	On the first to occur of:

(i) the 30th day after the original issuance date of the Series 18 Preferred Stock,

(ii) the date on which 5,000 or less shares of Series 18 Preferred Stock remain outstanding, or

(iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our amended and restated articles of incorporation, as amended, or our articles of incorporation, without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, an “Automatic Conversion Date”), all outstanding shares of Series 18 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of registered shares of our common stock determined by dividing the aggregate stated value of the Series 18 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series 18 Preferred Stock that were not converted into shares of our common stock on the Automatic Conversion Date shall automatically convert into shares of our common stock on the earlier of (i) the date on which the conversion of such shares of Series 18 Preferred Stock would no longer result in beneficial ownership of more than 9.99% of our common stock by the particular holder and its affiliates and (ii) the 91st day after the original issuance date.

Liquidation preference	In the event of our voluntary or involuntary dissolution, liquidation or winding up, each holder of Series 18 Preferred Stock will be entitled to be paid a liquidation preference equal to the initial stated value of such holder’s Series 18 Preferred Stock of $1,000 per share, plus declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series 18 Preferred Stock.

Voting rights	The Series 18 Preferred Stock will have no voting rights, except as otherwise expressly provided in our articles of incorporation or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series 18 Preferred Stock are outstanding, we cannot amend our articles of incorporation, our second amended and restated bylaws, or our bylaws, or other charter documents in each case so as to materially, specifically and adversely affect the rights of the Series 18 Preferred Stock; to repay, repurchase or offer to repay or repurchase or otherwise acquire any of our common stock, common stock equivalents, or other securities junior to the Series 18 Preferred Stock, except in certain limited circumstances; to authorize or create any class of senior preferred stock; or to enter into any agreement or understanding with respect to any of the foregoing, in each case without the affirmative written consent of holders of a majority of the outstanding shares of Series 18 Preferred Stock.

Use of proceeds after expenses	We plan to use the net proceeds from this offering to continue Phase 3 trials of pacritinib and to support the commercialization of PIXUVRI in Europe as well as for general corporate purposes, which may include, among other things, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications and general working capital. See “Use of Proceeds.”

Market for the Series 18 Preferred Stock	There is no established public trading market for the Series 18 Preferred Stock and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series 18 Preferred Stock on any securities exchange.

Market for our common stock	Our common stock is quoted on The NASDAQ Capital Market and on the MTA stock market in Italy under the symbol “CTIC.” On September 12, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.09 per share.

Risk factors	See the “Risk Factors” section contained in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before investing in our securities.

RISK FACTORS

In addition to the risks described below, you should carefully consider the information under the heading “Risk Factors” beginning on page 31 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on July 31, 2013, which information is incorporated by reference into this prospectus supplement, and other information included in this prospectus supplement, the accompanying prospectus and reports we file from time to time with the SEC that we incorporate by reference herein for a discussion of factors you should carefully consider before deciding to invest in our securities. If any of the identified risks actually occur, it could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Risks Related to this Offering

There is no public market for the Series 18 Preferred Stock being offered in this offering.

There is no established public trading market for the Series 18 Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series 18 Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series 18 Preferred Stock will be limited.

Purchasers who convert their shares of Series 18 Preferred Stock into common stock will incur immediate dilution.

Upon conversion of your shares of Series 18 Preferred Stock, you will experience immediate and substantial dilution because the per share conversion price of your shares of Series 18 Preferred Stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, you will experience dilution when we issue additional shares of common stock that we are permitted or required to issue under outstanding options and warrants and under our equity incentive plan or other employee or director compensations plans.

Holders of the Series 18 Preferred Stock will have no rights as holders of common stock until they acquire common stock.

Until you acquire shares of common stock upon conversion of the Series 18 Preferred Stock, other than the right of the convertible preferred stock to receive dividends equal to and on the same terms as dividends actually paid on common stock, you will have no rights as a holder of our common stock, including rights to vote or respond to tender offers. Upon conversion of your Series 18 Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Risks Related to Holders of our Common Stock

The market price of shares of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of your investment in our securities to sudden decreases.

The market price for securities of biopharmaceutical and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended September 11, 2013, our stock price has ranged from a low of $0.97 to a high of $3.94. Fluctuations in the trading price or liquidity of our common stock may harm the value of your investment in our common stock.

Factors that may have a significant impact on the market price and marketability of our securities include:

•	announcements by us or others of results of preclinical testing and clinical trials and regulatory actions;

•	announcements by us or others of serious adverse events that have occurred during administration of our products to patients;

•	announcements of technological innovations or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

•	our issuance of debt, equity or other securities, which we need to pursue to generate additional funds to cover our operating expenses;

•	our quarterly operating results;

•	developments or disputes concerning patent or other proprietary rights;

•	developments in our relationships with collaborative partners;

•	acquisitions or divestitures;

•	our ability to realize the anticipated benefits of pacritinib;

•	litigation and government proceedings;

•	adverse legislation, including changes in governmental regulation;

•	third-party reimbursement policies;

•	changes in securities analysts’ recommendations;

•	short selling;

•	changes in health care policies and practices;

•	a failure to achieve previously announced goals and objectives as or when projected;

•	halting or suspension of trading in our common stock on The NASDAQ Capital Market by NASDAQ or on the MTA by CONSOB, or the Borsa Italiana; and

•	general economic and market conditions.

Shares of common stock are equity securities and are subordinate to any preferred stock we may issue and to any existing or future indebtedness.

Shares of our common stock rank junior to the Series 18 Preferred Stock and any shares of our preferred stock that we may issue in the future and to our existing indebtedness, including our senior secured term loan agreement, or future indebtedness we may incur and to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our senior secured term loan agreement restricts, and any future indebtedness and preferred stock may restrict, payment of dividends on our common stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to shareholders generally.

Future sales or other dilution of our equity may harm the market price of shares of our common stock.

We expect to issue additional equity securities to fund our operating expenses as well as for other purposes. The market price of our shares of common stock or preferred stock could decline as a result of sales of a large number of shares of our common stock or preferred stock or similar securities in the market, or the perception that such sales could occur in the future.

Anti-takeover provisions in our charter documents, in our shareholder rights plan, or rights plan, and under Washington law could make removal of incumbent management or an acquisition of us, which may be beneficial to our shareholders, more difficult.

Provisions of our amended and restated articles of incorporation and bylaws may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	a classified board of directors so that only approximately one-third of our board of directors is elected each year;

•	elimination of cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our board of directors to amend our amended and restated bylaws without shareholder approval; and

•	the ability of our board of directors to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as the board of directors may determine.

Pursuant to our rights plan, an acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions, could result in the exercisability of the preferred stock purchase right accompanying each share of our common stock (except those held by a 20% shareholder, which become null and void), thereby entitling the holder to receive upon exercise, in lieu of a number of units of preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the right. The existence of our rights plan could have the effect of delaying, deterring or preventing a third party from making an acquisition proposal for us and may inhibit a change in control that some, or a majority, of our shareholders might believe to be in their best interest or that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices for their shares. In addition, as a Washington corporation, we are subject to Washington’s anti-takeover statute which imposes restrictions on some transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting our estimated offering expenses, will be approximately $14.8 million.

We plan to use the net proceeds from this offering to continue Phase 3 trials of pacritinib and to support the commercialization of PIXUVRI in Europe as well as for general corporate purposes, which may include, among other things, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications and general working capital.

The amounts and timing of the expenditures for general corporate purposes may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts, as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments and other factors. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest bearing obligations, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DETERMINATION OF OFFERING PRICE

The offering price for the Series 18 Preferred Stock was established through discussions between us and Quogue Capital LLC and an affiliate of Perceptive Advisors LLC, and with reference to the closing price of our shares on September 12, 2013 and does not necessarily relate to our asset value, net worth or other established criteria value.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	SIX MONTHS ENDED JUNE 30,	YEAR ENDED DECEMBER 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred stock dividends (1)	—	—	—	—	—	—

(1)	Earnings were not sufficient to cover combined fixed charges and preferred stock dividends. Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the three months ended June 30, 2013 and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, were insufficient to cover fixed charges and preferred stock dividends, by $37.4, $115.3, $121.1, $147.6, $116.8 and $202.9 (in millions), respectively. For this reason, no ratios are provided for these periods.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF SERIES 18 PREFERRED STOCK

The material terms and provisions of the Series 18 Preferred Stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series 18 Preferred Stock set forth in the articles of amendment to our articles of incorporation to be filed as an exhibit to our Current Report on Form 8-K, which we expect to file with the SEC in connection with this offering.

Description of Series 18 Preferred Stock

Rank

The Series 18 Preferred Stock will, with respect to rights upon our liquidation, dissolution or winding up, rank senior to our common stock. So long as at least 20% of the aggregate originally issued shares of Series 18 Preferred Stock are outstanding, among other things, we may not, absent the written consent of the holders of a majority of the outstanding shares of Series 18 Preferred Stock, repay, repurchase or offer to repay or repurchase or otherwise acquire any material amount of common stock or other securities junior to the Series 18 Preferred Stock except for repurchases of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others who perform services for us and who are subject to an agreement with us providing a right of repurchase of such shares at cost or on the occurrence of certain events, such as termination of employment. The Series 18 Preferred Stock ranks pari passu with our common stock with respect to dividends.

Dividends

Holders of Series 18 Preferred Stock are entitled to receive dividends on shares of Series 18 Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of our common stock or other junior securities. All declared but unpaid dividends on the Series 18 Preferred Stock shall increase the stated value of the Series 18 Preferred Stock, but when such dividends are actually paid such increase shall be rescinded.

Liquidation Preference

Upon our voluntary or involuntary dissolution, liquidation or winding up, each holder of the Series 18 Preferred Stock will be entitled to receive a liquidation preference equal to the initial stated value of such holder’s Series 18 Preferred Stock of $1,000 per share, plus any declared and unpaid dividends and any other payments that may be due on the shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series 18 Preferred Stock. In the event that the amount available for payment of this liquidation preference is less than the full amount of the stated value of all shares of Series 18 Preferred Stock then outstanding, the assets to be distributed to the holders of the Series 18 Preferred Stock will be ratably distributed among such holders in accordance with the respective amounts that would be payable on such holder’s shares if the liquidation preference was paid in full.

Conversion

Optional Conversion

The Series 18 Preferred Stock shall be convertible at the option of the holders thereof at any time after issuance into the number of registered shares of common stock determined by dividing the aggregate stated value of the Series 18 Preferred Stock being converted by the conversion price then in effect. The initial conversion price is $1.00 and is subject to adjustment as described below. No holder may request a conversion of its Series 18 Preferred Stock to the extent such conversion would result in the holder and its affiliates beneficially owning more than 9.99% of our common stock (the “Beneficial Ownership Limitation”). The amount of beneficial ownership of a holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Automatic Conversion

On the first to occur of (i) the 30th day after the original issuance date of the Series 18 Preferred Stock, (ii) the date on which 5,000 or less shares of Series 18 Preferred Stock remain outstanding, or (iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our articles of incorporation without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, an “Automatic Conversion Date”), all outstanding shares of Series 18 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of registered shares of our common stock determined by dividing the aggregate stated value of the Series 18 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series 18 Preferred Stock that were not converted into shares of our common stock on the Automatic Conversion Date shall automatically convert into shares of our common stock on the earlier of (i) the date on which the conversion of such shares of Series 18 Preferred Stock would no longer result in beneficial ownership of more than 9.99% of our common stock by the particular holder and its affiliates and (ii) the 91st day after the original issuance date.

Conversion Price Adjustment

Stock Dividends and Stock Splits

If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any common stock equivalents, subdivide or combine our outstanding common stock, or reclassify our common stock in such a way that we issue additional shares of our capital stock, the conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares outstanding immediately after such action.

Rights Offerings

If we issue rights, options or warrants to holders of common stock giving such holders a right to subscribe for or purchase shares of common stock at a price per share lower than the volume weighted average price of the common stock on the record date for such issuance and do not offer the same rights to the holders of the Series 18 Preferred Stock, the conversion price will be adjusted to reflect the rights offering by multiplying such conversion price by a fraction, the numerator of which is the number of shares outstanding before such record date plus the number of shares which the aggregate offering price (assuming full subscription) would purchase at the volume weighted average price of the common stock on such record date and the denominator of which is the number of shares of common stock outstanding on the record date plus the aggregate number of shares offered for subscription or purchase.

Stock Dividends and Stock Splits

If we distribute (other than as a dividend) evidences of our indebtedness, assets (including cash or cash dividends), warrants or other rights to subscribe for our securities (other than common stock) to the holders of common stock, then the conversion price will be adjusted by multiplying the conversion price in effect immediately prior to the record date for such distribution by a fraction, the numerator of which is the volume weighted average price of the common stock on such record date minus the fair market value at such record date of the distributed evidence of indebtedness, asset, warrant or other right applicable to one share of common stock, such fair market value to be determined by the board in good faith, and the denominator of which is the volume weighted average price of the common stock on such record date.

Fundamental Transaction

If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series 18 Preferred Stock, the holders will have the right to receive, for each share of common stock they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had it been the holder of a share of common stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity;

•	the sale of all or substantially all of our assets in one transaction or a series of related transactions (provided, however, that a “fundamental transaction” shall not include us entering into a license or other agreement that licenses any intellectual property to an unaffiliated and unrelated person so long as we and our subsidiaries continue to have bona fide, substantial and continuing business operations and activities after such license or other agreement is entered into);

•	any completed tender offer or exchange offer allowing holders of common stock to tender or exchange their shares for cash, property or securities, regardless of who makes such offer; or

•	any reclassification of common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series 18 Preferred Stock will be given the same choice on conversion of such holder’s shares.

Voting Rights

The Series 18 Preferred Stock shall have no voting rights, except to the extent expressly provided in our articles of incorporation or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series 18 Preferred Stock are outstanding, we cannot take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series 18 Preferred Stock:

•	amend our articles of incorporation, bylaws or other charter documents in each case so as to materially, specifically and adversely affect the rights of any holder with respect to the Series 18 Preferred Stock;

•	repay, repurchase or offer to repay or repurchase or otherwise acquire any of our common stock, common stock equivalents or securities junior to the Series 18 Preferred Stock, except the repurchase of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others performing services for us or any of our subsidiaries under agreements approved by a majority of our board of directors or under which we have the option to repurchase such shares at cost or at cost on the occurrence of certain events such as termination of employment;

•	authorize or create any class of senior preferred stock with respect to dividend rights or liquidation preference; or

•	enter into any agreement or understanding to take any of the actions listed above.

Miscellaneous

There are no restrictions on repurchase or redemption of the shares of Series 18 Preferred Stock while there is any arrearage in dividends or sinking fund installments.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, our bylaws and all applicable provisions of Washington law.

General

We are authorized to issue 215,000,000 shares of common stock, no par value, and 333,333 shares of preferred stock, no par value. As of September 11, 2013, there were 114,585,441 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of September 11, 2013, 10,381,095 shares of common stock were reserved for issuance under our equity compensation plans, 7,696,831 shares of common stock were reserved for issuance upon exercise of outstanding warrants, 40,291 shares of common stock were reserved for issuance under our employee stock purchase plan and 13 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights, as well as 11,459 shares of Series ZZ Junior Participating Cumulative Preferred Stock reserved for issuance pursuant to our shareholders’ rights plan.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series 18 Preferred Stock, as well as any other series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of the particular preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

Anti-Takeover Effects of Provisions of Washington Law, Our Articles of Incorporation and Bylaws and Our Rights Plan

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our articles of incorporation provide that directors may be removed from office only at a meeting of the shareholders called expressly for that purpose and only for “cause.” Our articles of incorporation limit “cause” to willful misfeasance having a material adverse effect on us or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in, or not opposed to, our best interests or if the director is entitled to be indemnified with respect to such action under applicable law, our articles of incorporation or bylaws or a contract with us. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

Under our rights plan with Computershare Trust Company, N.A., as rights agent, dated as of December 28, 2009 and amended on August 31 and December 3, 2012, preferred stock purchase rights are attached to, and trade with, all of the shares of common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). Each right, if and when it becomes exercisable, will entitle the holder to purchase one ten-thousandth of a share of Series ZZ Junior Participating Cumulative Preferred Stock for $8.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of common stock, or in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0001 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on December 3, 2015, unless the rights are previously redeemed or exchanged by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We are selling 15,000 shares of Series 18 Preferred Stock directly to Quogue Capital LLC and an affiliate of Perceptive Advisors LLC at a price of $1,000 per share of Series 18 Preferred Stock. We have entered into a securities purchase agreement, dated September 12, 2013, with such investors relating to the sale of the shares of Series 18 Preferred Stock, a form of which is attached to this prospectus supplement as Annex A.

On the closing date, we will issue certificates representing the shares of Series 18 Preferred Stock to the investors and we will receive proceeds (before expenses) in the amount of $15.0 million. We estimate that the expenses of this offering payable by us will be approximately $0.2 million. We currently anticipate that the closing of the sale of Series 18 Preferred Stock will occur on or about September 18, 2013.

The shares of Series 18 Preferred Stock were offered directly to the investors without a placement agent, underwriter, broker or dealer.

We have agreed to indemnify each purchaser and certain of its controlling persons against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such indemnified party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or in the amendment to our amended and restated articles of incorporation in connection with this offering; or any action instituted against a purchaser or their respective affiliates, by any of our shareholders who is not an affiliate of such purchaser or any governmental or regulatory agency, with respect to this offering (unless such action is based upon a material breach of such purchaser’s representations, warranties or covenants of securities purchase agreement or any agreements or understandings such purchaser may have with any such shareholder or any material violations by the purchaser of state or federal securities laws or any conduct by such purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). We have also agreed to pay certain legal fees and expenses incurred by the purchasers in this offering.

Each of the investors could be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

The transfer agent for our common stock is Computershare Trust Company, N.A. Our common stock is traded on The NASDAQ Capital Market under the symbol “CTIC.” We will act as transfer agent for the shares of Series 18 Preferred Stock being offered hereby. There is no established public trading market for the Series 18 Preferred Stock and we do not expect a market to develop.

The securities purchase agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

We are subject to a lock-up agreement for a period of 30 days following the date of this prospectus supplement. Pursuant to the lock-up agreement, we have agreed that neither we nor any subsidiary will, without the prior consent of the initial purchasers, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the Securities Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; provided, however, that nothing in the foregoing clauses (i) and (ii) shall be construed as limiting the Company’s ability to negotiate and/or otherwise prepare to consummate a transaction following the expiration of the restricted period so long as such transaction is not publicly announced prior to the expiration of the restricted period. The lock-up agreement does not apply to (a) the Series 18 Preferred Stock and warrants to be issued and sold hereunder or issuable upon conversion or exercise thereof, (b) issuances of shares of common stock issuable upon conversion or exchange of currently outstanding convertible notes, (c) issuances of shares of common stock upon the exercise of currently outstanding warrants or amendments to the warrant agreements related thereto, (d) granting options or other securities under our incentive compensation and equity incentive plans existing on the date hereof or issuances of shares of common stock issuable in connection with awards thereunder as of the date hereof, (e) issuances of shares of common stock issuable pursuant to agreements in effect as of the date hereof or amendments related thereto, (f) issuances of shares of common stock in connection with strategic acquisitions or (g) issuances of shares of common stock subject to shareholder approval, provided, however, that in the case of clause (c) above, no shares of common stock shall be issued as a result of an amendment to such securities after the date hereof and prior to the expiration of the 30 day lock-up period.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of Series 18 Preferred Stock in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, conversion or exercise, as the case may be, and disposition of the Series 18 Preferred Stock and the ownership and disposition of shares of common stock issuable upon conversion of the Series 18 Preferred Stock in their particular situations.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP of San Francisco, California. Certain legal matters relating to Washington law will be passed upon for us by Karr Tuttle Campbell of Seattle, Washington.

ANNEX A

FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated September 12, 2013, among Cell Therapeutics, Inc., a Washington corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement filed pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of Preferred Stock (as defined below) as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein) and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j) of this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (as such terms are used in and construed under Rule 405 of the Securities Act). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(jj) of this Agreement.

“Certificate of Designation” means the Articles of Amendment to the Articles of Incorporation filed by the Company with the Secretary of State of the State of Washington on or prior to the Closing Date, in the form of Exhibit A attached hereto.

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“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means the fourth (4th) Trading Day after the date hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof, pursuant to the terms of such securities, to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means O’Melveny & Myers LLP.

“Conversion Notice” means the Notice of Conversion in the form of Annex A attached to the Certificate of Designation.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(jj) of this Agreement.

“Form S-3” shall have the meaning ascribed to such term in Section 3.1(f) of this Agreement.

“Fundamental Transaction” means at any time while the Preferred Stock is outstanding, (a) the Company effects any merger or consolidation of the Company with or into another person whereby the Company is not the surviving entity, (b) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange a material portion of the Company’s shares of Common Stock for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; provided, however, that for the purposes of clause (b) above, a “Fundamental Transaction” shall not include the Company entering into a license or other agreement that licenses any intellectual property to an unaffiliated and unrelated person so long as the Company and its subsidiaries continue to have bona fide, substantial and continuing business operations and activities after such license or other agreement is entered into; provided, further, however, that a “Fundamental Transaction” shall not include a reverse stock split with respect to the Common Stock.

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“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) of this Agreement.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o) of this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than, in the case of the Securities, restrictions provided in the Transaction Documents or as otherwise agreed or imposed by a Purchaser).

“Material Adverse Effect” means any material adverse effect on (a) the enforceability of any Transaction Document, (b) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (c) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination, other than any such change, effect, event or circumstance, including, without limitation, any change in the stock price or trading volume of the Common Stock, that resulted exclusively from (i) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such natural disasters, hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (iv) any action taken by the Purchaser, its Affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (v) the effect of any changes in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (vi) any change resulting from compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement, (vii) any change or effect arising out of or in connection

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with the Company undertaking a reverse stock split of the Common Stock or any announcement thereof or (viii) any change or effect arising out of or in connection with any determination by, or delay of a determination by, the U.S. Food and Drug Administration (the “FDA”) or its European equivalent, or any panel or advisory body empowered or appointed thereby, with respect to the approval, non-approval or disapproval of any of the Company’s products, including, without limitation, any notice from the FDA regarding its decision in response to the Company’s appeal of the FDA’s decision to not approve Pixuvri for relapsed/refractory aggressive non-Hodgkin’s lymphoma.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m) of this Agreement.

“MLB” means Morgan, Lewis & Bockius LLP with offices located at 502 Carnegie Center, Princeton, New Jersey 08540-6241.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(kk) of this Agreement.

“Per Share Purchase Price” equals $1,000, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means up to 15,000 shares of the Company’s Series 18 Preferred Stock issued hereunder and having the rights, preferences and privileges set forth in the Certificate of Designation.

“Proceeding” means any action, claim, suit, investigation or proceeding whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement, including the documents incorporated by reference in the Registration Statement, including the documents incorporated by reference in such final prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6 of this Agreement.

“Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-177506) filed by the Company with the Commission pursuant

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to the Securities Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) of this Agreement.

“Securities” means the Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Stated Value” means $1,000 per share of Preferred Stock, subject to increase as set forth in Section 3(a) of the Certificate of Designation.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a) of this Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which (and if) the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT; The NASDAQ Capital Market; The NASDAQ Global Market; The NASDAQ Global Select Market; the New York Stock Exchange; or the Borsa Italiana S.p.A. (MTA International).

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“Transaction Documents” means this Agreement, the Certificate of Designation and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation.

“Washington Counsel” means Karr Tuttle Campbell.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. At the Closing, upon the terms set forth herein, the Company shall sell, and the Purchasers shall purchase, in the aggregate, severally and not jointly, $15,000,000 of Preferred Stock, with each Purchaser purchasing Preferred Stock with an aggregate Stated Value equal to such Purchaser’s Subscription Amount. The aggregate number of shares of Preferred Stock sold hereunder shall be 15,000. Each Purchaser shall deliver to the Company via wire transfer or certified check immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective shares of Preferred Stock as determined pursuant to Section 2.2(a) of this Agreement and the other items set forth in Section 2.2 of this Agreement deliverable at the Closing on the Closing Date. The Closing shall occur at 7:00 a.m., San Francisco time, at the offices of O’Melveny & Myers, LLP, Two Embarcadero Center, 28th Floor, San Francisco, California or such other time and location as the parties shall mutually agree.

2.2 Deliveries; Closing Conditions.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(ii) a legal opinion of Washington Counsel, substantially in the form of Exhibit C attached hereto; and

(iii) a certificate evidencing a number of shares of Preferred Stock equal to such Purchaser’s Subscription Amount divided by the Stated Value, registered in the name of such Purchaser (such certificate will be issued simultaneously with the execution and delivery on the date hereof but may be delivered within three (3) Trading Days of the Closing Date); provided, however, that the Company shall deliver Underlying Shares on the Closing Date to any Purchaser that delivers to the Company a duly executed Conversion Notice prior to the Closing Date.

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(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company.

(c) The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) of the items set forth in Section 2.2(a) and (b) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended on the Company’s principal U.S. Trading Market (and the Underlying Shares shall be listed for trading thereon) and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on any U.S. Trading Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to each Purchaser as of the date hereof and as of the Closing Date:

(a) Subsidiaries. Each of the direct and indirect subsidiaries (each, a “Subsidiary”) of the Company are set forth on Exhibit 21.1 to the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, except for such Liens as would not reasonably be expected to result in a Material Adverse Effect, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities of the Company.

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(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except where the revocation, limitation or curtailment could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate consent or action is required to be obtained by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) after giving effect to the Required Approvals, conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) after giving effect to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or

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give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed in the SEC Reports and except where the failure to obtain any such consent, waiver, authorization or order, give any such notice or make any such filing or registration would not reasonably be expected to result in a Material Adverse Effect, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person or other entity of any kind, including, without limitation, any Trading Market or Commissione Nazionale per le Societa e la Borsa (“CONSOB”) in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for the filing of the Certificate of Designation and any filings required to be made under applicable federal and state securities laws and the listing applications with respect to the listing of the Underlying Shares required pursuant to Section 4.8 (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Preferred Stock are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Underlying Shares are duly authorized and, when issued in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable upon conversion of the Preferred Stock. The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities has been registered by the Company pursuant to the Securities Act. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Securities thereunder and the Company has not received any written notice that the Commission has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the Commission otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Registration Statement permits the issuance of the Securities hereunder. Upon receipt of the Preferred Stock and,

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upon conversion of the Preferred Stock, the Underlying Shares, the Purchasers will have good and marketable title to such Securities and the Underlying Shares will be immediately freely tradable on each Trading Market. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of a registration statement on Form S-3 (“Form S-3”) pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement, and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act). The Company (i) has not distributed any offering material in connection with the offering and sale of any of the Securities and (ii) until no Purchaser holds any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities to, or by, the Purchasers, in each case, other than the Registration Statement, the Prospectus, the Prospectus Supplement or any amendment or supplement thereto required pursuant to applicable law or Section 4 and the Transaction Documents. In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc.’s Manual, the offering of the Securities has been registered with the Commission on Form S-3 pursuant to the Securities Act pursuant to the standards for Form S-3 in effect prior to October 21, 1992, and the Securities are being offered pursuant to Rule 415 of the Securities Act.

(g) Capitalization. Except as disclosed in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report pursuant to the Exchange Act, other than pursuant to the exercise of employee stock options pursuant to the Company’s stock option plans, the issuance of shares of Common Stock to employees, directors and consultants pursuant to the Company’s equity incentive plans and employee stock purchase plans, and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report pursuant to the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and for various outstanding series of convertible debt, options and

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warrants described in the SEC Reports, there are no outstanding series of convertible stock, options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchasers, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such Securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in the SEC Reports or as contemplated by this Agreement or as otherwise agreed by a Purchaser, there are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to it, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, together with the related notes and schedules thereto, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and all other applicable rules and regulations with respect thereto as in effect at the time of filing. Such financial statements, together with the related notes and schedules, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited

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financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed in the SEC Reports or the Prospectus Supplement or as otherwise contemplated by this Agreement, since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to existing Company equity incentive and incentive compensation plans. Except for the issuance of the Securities contemplated by this Agreement, or as set forth in the SEC Reports and the Prospectus, or as otherwise disclosed to the Purchasers, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. Except as disclosed in the SEC Reports, and other than any inquiries and/or requests for additional information by CONSOB from time to time, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed in the SEC Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary pursuant to the Exchange Act or the Securities Act.

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(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as disclosed herein and except in each case as would not reasonably be expected to have a Material Adverse Effect.

(m) Regulatory Permits. Except as disclosed in the SEC Reports, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and (ii) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties or for taxes that are being contested in good faith and

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by appropriate proceedings, and except for Liens which would not reasonably be expected to result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights currently employed by them in connection with the business currently operated by them that are necessary for use in the conduct of their respective businesses as described in the SEC Reports, except where the failure to so have would not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received any written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, except for such as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or any Subsidiaries.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the Company’s knowledge, such insurance contracts are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such renewals or failures to obtain similar coverage from similar insurers as would not reasonably be expected to have a Material Adverse Effect.

(q) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that is required to be disclosed and is not disclosed in the SEC Reports, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than for (i) payment of salary, consulting fees or financial advisory fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including restricted stock programs and stock option agreements under any stock option plan of the Company.

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(r) Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act.

(u) Registration Rights. No Person has any right to cause the Company to effect the registration pursuant to the Securities Act of any securities of the Company, which rights will interfere with the transactions contemplated hereunder.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (other than with respect to that certain Shareholder Rights Agreement dated as of December 28, 2009, as amended, between the Company and Computershare Trust Company, N.A., a federally chartered trust company as Rights Agent) (including any distribution under a rights agreement), or other similar anti-takeover provision pursuant to the Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights pursuant to the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes or

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might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company and at its direction with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 of this Agreement.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require shareholder approval pursuant to the rules of any Trading Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market.

(z) Indebtedness. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness disclosed to the Purchasers except for any such default that would not have or reasonably be expected to result in a Material Adverse Effect.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and except as disclosed in the SEC Reports, the Company and each Subsidiary have filed (or requested valid extensions thereof) all necessary federal, state and foreign income and franchise tax returns (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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(cc) Accountants. Marcum LLP (i) to the knowledge of the Company, is an independent public accountant as required by the Exchange Act and is an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002, as amended, as required by the rules of the Public Company Accounting Oversight Board and (ii) expressed its opinion with respect to the audited financial statements and related schedules for fiscal years 2010, 2011 and 2012 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(dd) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(e) of this Agreement, which shall control), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (A) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (B) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

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(ff) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(gg) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ii) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the execution and delivery of this Agreement on the date first above written in this Agreement to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Intent to Take Over. Such Purchaser has no present actual intent to seek to effect, or to assist others in effecting, a hostile acquisition of the Company.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is an institutional “accredited investor” as defined under Regulation D under the Securities Act and/or meets the definition of “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act, and is not an entity formed for the sole purpose of acquiring the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser has had access to such information as it deemed necessary in order to conduct any due diligence it has determined it wants to do in connection with the purchase and sale of the Securities and its decision to participate in such purchase and sale. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser acknowledges that it must rely on legal, tax and investment advisors of its own choosing in connection with its purchase of the Securities.

(e) Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first learned of the specific purchase and sale transaction being effected

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pursuant to this Agreement and ending immediately prior to the execution and delivery hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its counsel, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction expressly contemplated by this Agreement (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(f) No Government Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities purchased hereunder.

(g) Beneficial Ownership. Immediately following such Purchaser’s purchase of Securities hereunder, such Purchaser, together with its Affiliates, will not beneficially own more than 9.99% of the Common Stock. For purposes hereof, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. Until the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports pursuant to the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination other than in connection with a Fundamental Transaction in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act other than in connection with a Fundamental Transaction in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c)(1) of the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 of the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such

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Person to sell such Securities without registration pursuant to the Securities Act within the requirements of the exemption provided by Rule 144 of the Securities Act. The Company represents and warrants that it is in material compliance with all of the requirements (including, without limitation, the reporting, submission and posting requirements) of Rule 144(c)(1) of the Securities Act and Rule 405 of Regulation S-T, each as in effect and amended as of the date hereof.

4.2 Integration. After this transaction, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of the Trading Market would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby simultaneously with the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth (4th) Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective officers, directors or employees that is not disclosed in the Press Release. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or any Trading Market, without the prior written consent of such Purchaser, except (i) in the Press Release, (ii) the filing of this Agreement (including the signature pages hereto), the Prospectus Supplement, the Press Release and the Form 8-K with the Commission, and (iii) to the extent such disclosure is required by law or any Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (iii).

4.4 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Notwithstanding the foregoing (but subject to the terms of any such written agreement), to the extent the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company

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hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.5 Use of Proceeds. The Company will use the proceeds from the offering as described in the Prospectus Supplement.

4.6 Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser or any governmental or regulatory agency, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser’s representations, warranties or covenants of this Agreement or any agreements or understandings such Purchaser may have with any such shareholder or any material violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

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4.7 Reservation and Registration of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Underlying Shares.

4.8 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and the Company shall list all of the Underlying Shares on each of The NASDAQ Capital Market and the Borsa Italiana S.p.A. (MTA International) no later than the Closing Date. The Company further agrees that if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Underlying Shares and will take such other action as is necessary to cause all of the Underlying Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market, other than in connection with a Fundamental Transaction in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.

4.9 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Securities or otherwise.

4.10 Certain Transactions and Confidentiality After the Date Hereof. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release to be issued simultaneously with the execution and delivery hereof as described in Section 4.3 of this Agreement, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to such initial press release as described in Section 4.3 of this Agreement and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of such press initial release as described in Section 4.3 of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.11 Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the thirtieth (30th) day after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior consent of the Purchasers, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that nothing in the foregoing clauses (i) and (ii) shall be construed as limiting the Company’s ability to negotiate and/or otherwise prepare to consummate a transaction following the expiration of the restricted period so long as such transaction is not publicly announced prior to the expiration of the restricted period. The provisions of this Section 4.11 shall not apply to (A) the Securities to be issued and sold hereunder or issuable upon conversion or exercise of the Securities, (B) issuances of shares of Common Stock issuable upon conversion or exchange of currently outstanding convertible notes, (C) issuances of shares of Common Stock upon the exercise of currently outstanding warrants or amendments to the warrant agreements related thereto, (D) granting options or other securities under the Company’s incentive compensation plans existing on the date hereof or issuances of shares of Common Stock issuable in connection with outstanding awards thereunder as of the date hereof, (E) issuances of shares of Common Stock issuable pursuant to agreements in effect as of the date hereof or amendments related thereto, (F) issuances of shares of Common Stock in connection with strategic acquisitions, licensing agreements or partnering arrangements, or (G) issuances of shares of Common Stock subject to shareholder approval; provided, however, that in the case of clause (C) above, no shares of Common Stock shall be issued as a result of an amendment to such securities after the date hereof and prior to the expiration of the restricted period.

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ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before September 30, 2013 through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the Purchasers’ legal fees and expenses incurred in connection with the transactions contemplated by this Agreement up to an aggregate amount of $10,000. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided that the foregoing shall not have any effect on any agreements that a Purchaser has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least a majority of the Preferred Stock or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities; provided such Purchaser provides prior written notice to the Company and such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 of this Agreement.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations, warranties and covenants contained herein shall survive the Closing and the delivery of the Preferred Stock for a period of one (1) year thereafter.

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5.11 Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or

S-A-26

non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through MLB. MLB only represents Quogue Capital LLC and does not represent any other Purchaser. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing pursuant to the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

S-A-27

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELL THERAPEUTICS, INC.	Address for Notice:

3101 Western Avenue, Suite 600
James A. Bianco, M.D. President and Chief Executive Officer	Seattle, Washington 98121 Facsimile: (206) 272-4302 Attention: Lisa Luebeck, Esq.

With a copy to (which shall not constitute notice): O’Melveny & Myers, LLP Two Embarcadero Center 28th Floor San Francisco, California 94111 Facsimile: (415) 984-8701
Attn: C. Brophy Christensen, Esq.
Eric C. Sibbitt, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

PURCHASER SIGNATURE PAGES FOLLOW]

[Securities Purchase Agreement]

S-A-28

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Telephone:
Facsimile:
Attention:

With a copy to (which shall not constitute notice):

Telephone:
Facsimile:
Attention:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Telephone:
Facsimile:
Attention:

Subscription Amount:

Shares of Preferred Stock:

EIN Number:

[Securities Purchase Agreement - Purchaser Signature]

S-A-29

EXHIBIT A

CERTIFICATE OF DESIGNATION

S-A-30

EXHIBIT B

FORM OF OPINION OF COMPANY COUNSEL

S-A-31

EXHIBIT C

FORM OF OPINION OF WASHINGTON COUNSEL

S-A-32

PROSPECTUS

CELL THERAPEUTICS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $100,000,000, in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario, or the MTA, stock market in Italy under the symbol “CTIC.” On October 21, 2011, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.23 per share. We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 25, 2011

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell common stock, preferred stock, debt securities, warrants, rights, units or any combination of these securities in one or more offerings, for a total maximum offering price not to exceed $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, the terms “CTI,” “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI” “OPAXIO” and “Pixuvri” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus, as supplemented from time to time, are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.celltherapeutics.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 16, 2011;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on April 26, 2011, July 28, 2011 and October 25, 2011, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 18, 2011 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 28, 2011), February 24, 2011 (as amended by our Current Report on Form 8-K/A filed with the SEC on March 7, 2011), March 14, 2011, March 15, 2011, March 22, 2011, May 2, 2011, May 3, 2011, May 6, 2011, May 18, 2011, June 17, 2011, July 6, 2011, August 31, 2011 and September 26, 2011; and

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•

any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement, including any agreement with Novartis International Pharmaceutical Ltd. or its affiliates, or Chroma Therapeutics Ltd. or its affiliates, including whether or not such partner will elect to participate, terminate or otherwise make elections under any such agreement or whether any regulatory authorizations required to enable such agreement will be obtained;

•	any projections of cash resources, revenues, operating expenses or other financial terms;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies or timelines;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market, or NASDAQ;

•	any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in “Part II—Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

INFORMATION ABOUT THE COMPANY

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our research, development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer. Our operations are primarily conducted in the United States. We are currently focusing our efforts on Pixuvri™ (pixantrone dimaleate), OPAXIO™ (paclitaxel poliglumex), tosedostat, brostallicin and bisplatinates.

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, and our phone number is (206) 282-7100. Our website is located at www.celltherapeutics.com; however, the information in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 16, 2011, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on April 26, 2011, July 28, 2011 and October 25, 2011, respectively, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Nine months ended September 30,	Year ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	—	—	—	—	—

(1)	Earnings were not sufficient to cover combined fixed charges and preferred stock dividends. Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the nine months ended September 30, 2011, and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006, were insufficient to cover fixed charges, and fixed charges and preferred stock dividends, by $103.2, $147.6, $116.8, $202.9, $148.3 and $135.8 (in millions), respectively. For this reason, no ratios are provided for these periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any of our securities for general corporate purposes, unless we state otherwise in a prospectus supplement. We may temporarily invest funds that we do not immediately use in short- and medium-term marketable securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our second amended and restated bylaws, which we refer to as our bylaws, and all applicable provisions of Washington law. Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

General

We are authorized to issue 283,333,333 shares of common stock, no par value (as adjusted to reflect the 1-for-6 reverse stock split effected on May 15, 2011), and 1,666,666 shares of preferred stock, no par value. We have included in our proxy statement for the 2011 annual meeting of our shareholders a proposal to increase the total number of authorized shares from 284,999,999 to 384,999,999 and the total number of authorized shares of common stock from 283,333,333 to 383,333,333 shares. As of October 21, 2011, there were 192,763,414 shares of common stock outstanding, warrants to purchase approximately 27,610,697 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of October 21, 2011, 60,627 shares of common stock were reserved for issuance upon conversion of debt securities, 6,078,086 shares of common stock were reserved for issuance under our equity compensation plans, 233,418 shares of common stock were reserved for issuance under our employee stock purchase plan and 65 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights.

On April 15, 2007, we effected a 1-for-4 reverse stock split of our common stock, on August 31, 2008, we effected a 1-for-10 reverse stock split of our common stock and on May 15, 2011, we effected a 1-for-6 reverse stock split of our common stock.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

Anti-Takeover Effects of Provisions of Washington Law, Our Articles of Incorporation and Bylaws and Our Rights Plan

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by our board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our articles of incorporation provide that directors may be removed from office only at a meeting of the shareholders called expressly for that purpose and only for “cause.” Our articles of incorporation limit “cause” to willful misfeasance having a material adverse effect on us or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in, or not opposed to, our best interests or if the director is entitled to be indemnified with respect to such action under applicable law, our articles of incorporation or bylaws or a contract with us. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

On December 28, 2009, we entered into our rights plan with Computershare Trust Company, N.A., as rights agent. In connection with our rights plan, one preferred stock purchase right was distributed for each common share held as of the close of business on January 7, 2010. Initially, the rights are not exercisable and are attached to, and trade with, all of the shares of our common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). As adjusted in connection with our 1-for-6 reverse stock split effected on May 15, 2011, each right, if and when it becomes exercisable, will entitle the holder to purchase six ten-thousandths of a share of a new series of junior participating cumulative preferred stock for $36.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of our common stock, or in certain circumstances, including if there are insufficient shares of our common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0006 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on January 7, 2013, unless previously redeemed or exchanged by the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect;

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock, debt securities and/or rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the debt securities, common stock or preferred stock that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transaction at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from us, as applicable, or the purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on NASDAQ

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California.

EXPERTS

Stonefield Josephson, Inc., an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2009, and for each of the years ended December 31, 2009 and 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2010 and for the year then ended included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.